EXHIBIT 1(b)

                               SCUDDER TARGET FUND

                        (formerly Income Investment Fund)

                            Certificate of Amendment


     The undersigned, being at least a majority of the duly elected and qualified Trustees of Scudder Target Fund (formerly Income Investment Fund), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to a Declaration of Trust dated July 24, 1981, as amended, do hereby certify that the following amendment to the Declaration of Trust was adopted by the favorable vote on September 17, 1982 of the holder of all of the shares of beneficial interest of the Trust outstanding and entitled to vote, to wit, that:

          Section 1.1 of the Declaration of Trust dated July 24, 1981, as amended, is further amended to change the name of the Trust from Income Investment Fund to Scudder Target Fund so that said Section reads in its entirety as follows:

          The name of the trust created hereby is the "Scudder Target Fund"

     IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment.

DATED: September 17, 1982


                                       /s/ Thomas J. Devine
                                       ------------------------------------
                                       Thomas J. Devine



                                       /s/ Peter B. Freeman
                                       ------------------------------------
                                       Peter B. Freeman



                                       /s/ George S. Johnston
                                       ------------------------------------
                                       George S. Johnston



                                       /s/ Wilson Nolen
                                       ------------------------------------
                                       Wilson Nolen



                                       /s/ Samuel Thorne, Jr.
                                       ------------------------------------
                                       Samuel Thorne, Jr.